Exhibit 10.67

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION

AMENDMENT NO. 3

TO MASTER REPURCHASE AGREEMENT

Amendment No. 3 to Master Repurchase Agreement, dated as of November 14, 2014 (this “Amendment”), by and between Bank of America, N.A. (“Buyer”) and Caliber Home Loans, Inc. (“Seller”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of September 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Master Repurchase Agreement”; and as amended by this Amendment, the “Master Repurchase Agreement”).

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Delivery of Mortgage Loan Documents. Section 3.3 of the Existing Master Repurchase Agreement is hereby amended by deleting subsection (d) in its entirety and replacing it with the following:

(d) Government Mortgage Loans. With respect to a Transaction the subject of which is a Government Mortgage Loan, Seller shall, at the request of Buyer, deliver to Buyer or its Custodian, within forty five (45) calendar days following the Purchase Date for such Mortgage Loan, the FHA Mortgage Insurance Contract, the VA Loan Guaranty Agreement or the RD Loan Guaranty Agreement, as applicable, or evidence of such insurance or guaranty, as applicable, including proof of payment of the premium and the case number so Buyer can access the information on the computer system maintained by FHA, the VA or the RD.

SECTION 2. Servicing Obligations of Seller. Section 6.2 of the Existing Master Repurchase Agreement is hereby amended by deleting subsections (c) and (e)(i) in their entirety and replacing them with the following:

(c) Interim Servicing Period; No Servicing Fee or Income. For each Transaction, Seller’s or the Servicer’s, as applicable, right to interim service a Purchased Mortgage Loan shall commence on the related Purchase Date and shall automatically terminate without notice on the earlier of (i) thirty (30) days after the related Purchase Date or (ii) the Repurchase Date. If the interim servicing period expires with respect to any Purchased Mortgage Loan for any reason other than Seller repurchasing such Purchased Mortgage Loan, then such interim servicing period shall automatically terminate if not renewed by Buyer. In connection with any such renewal, Seller or the Servicer, as applicable, shall continue to interim service the Purchased Mortgage Loan for a thirty (30) day extension period. Absent any such extension of the interim servicing period, Seller or the Servicer, as applicable, shall transfer servicing of the Purchased Mortgage Loan (which shall include the delivery of all Servicing Records related to such Purchased Mortgage Loan) to Buyer or its designee in accordance with the instructions of Buyer and any other applicable requirements of this Agreement. For the avoidance of doubt, upon expiration of the interim servicing period (including the expiration of any extension period) with respect to any Purchased Mortgage Loan, Seller shall have no right to service the related Purchased Mortgage Loan nor shall Buyer have any obligation to extend the interim servicing period (or continue to extend the interim servicing period), it being understood that upon such expiration, Seller shall promptly transfer the servicing of the related Purchased Mortgage Loan to Buyer or its designee in accordance with the instructions of Buyer and any other applicable requirements of this Agreement. Buyer shall have no obligation to pay Seller or the Servicer, as applicable, nor shall Seller or the Servicer, as applicable, have any right to deduct or retain, any servicing fee or similar compensation in connection with the interim servicing of a Purchased Mortgage Loan.

(e)(i) Subservice and administer the Purchased Mortgage Loans on behalf of Buyer in accordance with prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry and in accordance with the degree of care and servicing standards generally prevailing in the industry, including all applicable requirements of the Agency Guides, applicable law, FHA Regulations, VA Regulations and RD Regulations, the requirements of any Insurer, as applicable, and the requirements of any applicable Purchase Commitment and the related Approved Investor, so that neither the eligibility of the Purchased Mortgage Loan and any related Mortgage-Backed Security for purchase under such Purchase Commitment nor the FHA Mortgage Insurance, VA Loan Guaranty Agreement, RD Loan Guaranty Agreement or any other applicable insurance or guarantee in respect of any such Purchased Mortgage Loan, if any, is voided or reduced by such servicing and administration;

SECTION 3. Margin Deficit and Margin Call. Section 6.3(b) of the Existing Master Repurchase Agreement is hereby amended by deleting the first sentence of such section in its entirety and replacing it with the following:

If Buyer shall determine in good faith and in accordance with the provisions of the Master Netting Agreement, at any time that (x) the Asset Value of a Purchased Asset subject to a Transaction is less than the related Purchase Price for such Purchased Asset, (y) the aggregate Asset Value of all Purchased Assets subject to each Transaction is less than the Aggregate Outstanding Purchase Price for such Transactions, or (z) the aggregate Asset Value of all Purchased Assets subject to all Transactions is less than the Aggregate Outstanding Purchase Price for such Transactions (in any such case, a “Margin Deficit”), then Buyer may, at its sole option and by written notice to Seller (as such written notice is more particularly set forth below, a “Margin Call”), require Seller to either:

SECTION 4. Conditions Precedent. Section 7.2 of the Existing Master Repurchase Agreement is hereby amended by deleting subsection (p) in its entirety and replacing it with the following:

(p) Seller hereby acknowledges that, in order for Buyer to satisfy the “good delivery standards” of the Securities Industry and Financial Markets Association (“SIFMA”) as set forth in the SIFMA Uniform Practices Manual and SIFMA’s Uniform Practices for the Clearance and Settlement of Mortgage Backed Securities and other Related Securities, in each case, as amended from time to time, Buyer must deliver each Trade Assignment in respect of Pooled Mortgage Loans or Mortgage-Backed Securities to the related Approved Investor no later than seventy-two (72) hours prior to settlement of the related Mortgage-Backed Security. Seller hereby acknowledges and agrees to deliver to Buyer, in form and substance satisfactory to Buyer in its good faith discretion and not later than 1:00 p.m. (New York City time) on the date on which such seventy-two (72) hour period commences, each related Trade Assignment (with respect to any such Trade Assignment, solely to the extent such Pooled Mortgage Loan is not pooled with Mortgage Loans financed by a third party pursuant to a joint pooling agreement) executed by Seller, together with a true and complete copy of the related Purchase Commitment for any Assets subject to the proposed Transaction that are subject to a Purchase Commitment.

SECTION 5. Representations and Warranties. Section 8.1 of the Existing Master Repurchase Agreement is hereby amended by deleting subsections (m), (y) and (aa) in their entirety and replacing them with the following:

(m) Approved Mortgagee. Seller is an approved FHA, VA, RD, Ginnie Mae, Fannie Mae and/or Freddie Mac seller, issuer, mortgagee and/or servicer and is in good standing with these agencies.

(y) Agency Approvals. Seller has all requisite Approvals and is in good standing with each Agency, with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur, including, without limitation, a change in insurance coverage which would either make the Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency or to HUD, FHA, VA or RD.

(aa) No Adverse Actions. Seller has not received from any Agency, HUD, the FHA, the VA or the RD a notice of extinguishment or a notice indicating material breach, default or material non-compliance which Buyer reasonably determines may entitle such Agency or HUD, the FHA, the VA or the RD to terminate, suspend, sanction or levy penalties against Seller, or a notice from any Agency, HUD, the FHA, the VA or the RD indicating any adverse fact or circumstance in respect of Seller which Buyer reasonably determines may entitle such Agency or HUD, the FHA, the VA or the RD, as the case may be, to revoke any Approval or otherwise terminate, suspend Seller as an approved issuer, seller or servicer, as applicable, or with respect to which such adverse fact or circumstance has caused any Agency, HUD, the FHA, the VA or the RD to terminate Seller.

SECTION 6. Financial Statements and Other Reports. Section 9.1 of the Existing Master Repurchase Agreement is hereby amended by deleting subsections (e) and (f) in their entirety and replacing them with the following:

(e) Reserved.

(f) Government Insuring Reports. As requested by Buyer, Seller shall deliver to Buyer the following government insuring reports (including 15 month history):

(i) Loans Originated - Current Defaults and Claims Reported – United States (from FHA Connection):

•	Output option: all loans

•	Performance period: current period

•	All insured single family loans with a beginning amortization within the last two years

(ii)	HUD Pipeline/Uninsured Query:

•	Date range: use default

•	Sort by: originating ID in ascending order

(iii)	Indemnification Query:

•	Date range: last five years

•	Sort by: case # in descending order

(iv)	Late Endorsement Query:

•	Loan status: Active, claimed

•	Date range: last two year period

•	Sort by: # days closing to Endr pkg Rcvd in descending order

SECTION 7. Notice. Section 9.3 of the Existing Master Repurchase Agreement is hereby amended by deleting subsections (n) and (o) in their entirety and replacing them with the following:

(n) upon Seller becoming aware of any (i) material non-monetary sanctions levied against Seller; (ii) penalties or charges levied against Seller in excess of $[***] individually incurred as a result of Seller’s actions or omission to act; (iii) any change in Approval status of Seller or (iv) the commencement of any non-routine Agency Audit, investigation or the institution of any action or the threat of institution of any action against Seller, in each case of clauses (i), (ii) and (iv), by any Agency, HUD, the FHA, the VA or the RD or any supervisory or regulatory Governmental Authority supervising or regulating the origination or servicing of mortgage loans by, or the issuer or seller status of, Seller;

(o) with respect to a Purchased Mortgage Loan that is a Government Mortgage Loan, upon Seller becoming aware of any fact or circumstance which would cause (a) such Purchased Mortgage Loan to be ineligible for FHA Mortgage Insurance, a VA loan guaranty or a RD loan guaranty, as applicable, (b) the FHA, the VA or the RD to deny or reject a Mortgagor’s application for FHA Mortgage Insurance, a VA loan guaranty or a RD loan guaranty, respectively, or (c) the FHA, the VA or the RD to deny or reject any claim under any FHA Mortgage Insurance Contract, a VA Loan Guaranty Agreement or a RD Loan Guaranty Agreement, respectively;

SECTION 8. Fidelity Bonds and Insurance. Section 9.9 of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

9.9 Fidelity Bonds and Insurance. Seller shall maintain an insurance policy, in a form and substance satisfactory to Buyer, covering against loss or damage relating to or resulting from any breach of fidelity by Seller, or any officer, director, employee or agent of Seller, any loss or destruction of documents (whether written or electronic), fraud, theft, misappropriation and errors and omissions, such that Buyer shall have the right to pursue any claim for coverage available to any named insured to the full extent allowed by law. This policy shall name Buyer as a loss payee with an unlimited right of action and shall provide coverage in an amount as required by the Fannie Mae Guide. Following approval by Buyer of a specific insurance policy, Seller shall not amend, cancel, suspend or otherwise change such policy without the prior written consent of Buyer.

SECTION 9. Additional Repurchase or Warehouse Facility. Section 9.13 of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

9.13 Additional Repurchase or Warehouse Facility. Subject to Section 10.12, Seller shall maintain throughout the term of this Agreement, with nationally recognized and established counterparties (other than Buyer) mortgage loan repurchase or warehouse facilities that, in the aggregate: (i) provide funding in an amount equal to at least the Aggregate Transaction Limit; and (ii) accommodate wet mortgage loans in an amount not less than the amount provided hereunder.

SECTION 10. Events of Default. Section 11.1 of the Existing Master Repurchase Agreement is hereby amended by deleting the last paragraph of such section in its entirety and replacing it with the following:

With respect to any Event of Default which requires a determination to be made as to whether such Event of Default has occurred, such determination shall be made in Buyer’s discretion and Seller hereby agrees to be bound by and comply with any such determination by Buyer. An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

SECTION 11. Remedies. Section 11.2 of the Existing Master Repurchase Agreement is hereby amended by deleting clause (e) in its entirety and replacing it with the following:

(e) either (x) sell, without notice or demand of any kind, at a public or private sale and at such price or prices as Buyer may deem to be commercially reasonable for cash or for future delivery without assumption of any credit risk, any or all or portions of the Purchased Assets on a servicing-retained or servicing-released basis; provided that Buyer may purchase any or all of the Purchased Assets at any public or private sale; provided further that Seller shall remain liable to Buyer for any amounts that remain owing to Buyer following any such sale and/or credit; or (y) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets (including credit for the Servicing Rights in respect of sales on a servicing-retained basis) in an amount equal to the Market Value of the Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. Seller shall remain liable to Buyer for any amounts that remain owing to Buyer following a sale and/or credit under the preceding sentence;

SECTION 12. Rights of Set-Off. Section 11.9 of the Existing Master Repurchase Agreement is hereby amended by deleting subsections (a) and (b) in their entirety and replacing them with the following:

(a) If Seller shall default in the payment or performance of any of its obligations under this Agreement, Buyer shall have the right, at any time, and from time to time, without notice, to set-off claims and to appropriate or apply any and all deposits of money (solely with respect to deposits of money in the Over/Under Account) or any other indebtedness at any time held or owing by Buyer to or for the credit of the account of Seller against and on account of the obligations and liabilities of Seller under this Agreement, irrespective of whether or not Buyer shall have made any demand hereunder and whether or not said obligations and liabilities shall have become due; provided, however, that the aforesaid right to set-off against indebtedness shall not apply to any deposits of escrow monies being held on behalf of the Mortgagors related to the Purchased Mortgage Loans or other third parties. Without limiting the generality of the foregoing, Buyer shall be entitled to set-off claims and apply property held by Buyer with respect to any Transaction against obligations and liabilities owed by Seller to Buyer with respect to any other Transaction. Buyer may set off cash, the proceeds of any liquidation of the Purchased Assets and all other sums or obligations owed by Buyer to Seller against all of Seller’s obligations to Buyer, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency. Buyer agrees promptly to notify Seller after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

(b) In addition to the rights in subsection (a), Buyer and its Affiliates (collectively, the “Bank of America Related Entities”), shall have the right to set-off and to appropriate or apply any and all deposits of money (solely with respect to deposits of money in the Over/Under Account) or any other indebtedness at any time held or owing by the Bank of America Related Entities to or for the credit of the account of Seller and its Subsidiaries against and on account of the obligations of Seller under any agreement(s) between Seller and/or its Subsidiaries, on the one hand, and the Bank of America Related Entities, on the other hand, irrespective of whether or not the Bank of America Related Entity shall have made any demand hereunder and whether or not said obligations shall have matured. In exercising the foregoing right to set-off, any Bank of America Related Entity shall be entitled to withdraw such deposits of money in the Over/Under Account which are being held for or owing to Seller to set-off against any amounts due and owing by Seller to the Bank of America Related Entity. If a Bank of

America Related Entity other than Buyer intends to exercise its right to set-off in this subsection (b), such Bank of America Related Entity shall provide Seller prior notice thereof, and upon Seller’s receipt of such notice, if the basis for such right to set-off is Seller’s breach or default of its obligations to the Bank of America Related Entity, Seller shall have three (3) Business Days to cure any such breach or default in order to avoid such set-off.

SECTION 13. Notice Information. Section 14.11 of the Existing Master Repurchase Agreement is hereby amended by:

13.1 deleting the address for notices to Buyer in clause (a) in its entirety and replacing it with the following:

If to Buyer:	Bank of America, N.A.
4500 Park Granada
Mail Code: CA7-910-02-38
Calabasas, California 91302
Attention: Adam Gadsby, Managing Director
Telephone: (818) 225-6541
Facsimile: (213) 457-8707
Email: Adam.Gadsby@baml.com

With copies to:

Bank of America, N.A.
One Bryant Park, 11th Floor
Mail Code: NY1-100-11-01
New York, New York 10036
Attention: Eileen Albus, Director, Mortgage Finance
Telephone: (646) 855-0946
Facsimile: (646) 855-5050
Email: Eileen.Albus@baml.com

and

Bank of America, N.A.
50 Rockefeller Plaza
Mail Code: NY1-050-12-01
New York, New York 10020
Attention: Amie Davis, Assistant General Counsel
Telephone: (646) 855-0183
Facsimile: (704) 409-0337
Email: Amie.Davis@bankofamerica.com

13.2 deleting the address for emails to Buyer in clause (b) in its entirety and replacing it with the following:

If to Buyer:	Adam.Gadsby@baml.com,
Adam.Robitshek@baml.com,
Eileen.Albus@baml.com and
Amie.Davis@bankofamerica.com.

SECTION 14. Definitions. Exhibit A to the Existing Master Repurchase Agreement is hereby amended by:

14.1 deleting the definitions of “Agency Audit”, “Agency Guides”, “Approvals”, “Government Mortgage Loan”, “Master Netting Agreement”, “Material Adverse Effect”, “Purchase Price” and “Trade Assignment” in their entirety and replacing them with the following:

Agency Audit: Any Agency, HUD, FHA, VA and RD audits, examinations, evaluations, monitoring reviews and reports of its origination and servicing operations (including those prepared on a contract basis for any such Agency, HUD, FHA, VA or RD).

Agency Guides: The Ginnie Mae Guide, the Fannie Mae Guide, the Freddie Mac Guide, the FHA Regulations, the VA Regulations or the RD Regulations, as the context may require, in each case as such guidelines have been or may be amended, supplemented or otherwise modified from time to time (i) by Ginnie Mae, Fannie Mae, Freddie Mac, the FHA, the VA or the RD, as applicable, in the ordinary course of business and, with respect to material amendments, supplements or other modifications, as to which Buyer shall not have reasonably objected within ten (10) days of receiving notice of such or (ii) by Ginnie Mae, Fannie Mae, Freddie Mac, the FHA, the VA or the RD, as applicable, at the request of Seller and as to which (x) Seller has given notice to Buyer of any such material amendment, supplement or other modification and (y) Buyer shall not have reasonably objected.

Approvals: With respect to Seller or Servicer, the approvals obtained by the applicable Agency, HUD, the VA or the RD in designation of Seller as a Ginnie Mae-approved issuer, a Ginnie Mae-approved servicer, a FHA-approved mortgagee, a VA-approved lender, a RD-approved lender, a Fannie Mae-approved lender or a Freddie Mac-approved Seller/Servicer, as applicable, in good standing.

Government Mortgage Loan: Unless defined otherwise in the Transactions Terms Letter, a first lien mortgage loan that is (x) (a) eligible for FHA Mortgage Insurance and is so insured or is subject to a current binding and enforceable commitment for such insurance pursuant to the provisions of the National Housing Act, as amended, and is originated in Strict Compliance with the Ginnie Mae Guide and is eligible for inclusion in a Ginnie Mae mortgage-backed security pool; (b) eligible to be guaranteed by the VA and is so guaranteed or is subject to a current binding and enforceable commitment for such guarantee pursuant to the provisions of the Servicemen’s Readjustment Act, as amended; or (c) eligible to be guaranteed by the RD and is so guaranteed pursuant to the provisions of the RD Regulations; and, (y) is otherwise eligible for inclusion in a Ginnie Mae mortgage-backed security pool.

Master Netting Agreement: The Master Margining, Setoff and Netting Agreement, dated as of August 15, 2014, between Buyer and Seller, as the same shall be amended, restated, supplemented or otherwise modified from time to time.

Material Adverse Effect: Any of the following: (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of Seller, Servicer or any Affiliate that is a party to any Principal Agreement taken as a whole; (ii) a material impairment of the ability of Seller, Servicer or any Affiliate that is a party to any Principal Agreement to perform under any Principal Agreement and to avoid any Event of Default; (iii) a material adverse effect upon the legality, validity, binding effect or enforceability of any Principal Agreement against Seller, Servicer or any Affiliate that is a party to any Principal Agreement; (iv) a material adverse effect on the rights and remedies of Buyer under any of the Principal Agreements; (v) a material adverse effect on the marketability, collectability, value or enforceability of a material portion of the Purchased Assets or (vi) a material adverse effect on the Approvals of Seller, in each case as determined by Buyer in its sole good faith discretion.

Purchase Price: The price at which each Asset is transferred by Seller to Buyer which, except as otherwise may be set forth in the Transactions Terms Letter, shall be equal to the product of the applicable Type Purchase Price Percentage and the least of (i) the unpaid principal balance of such Asset, (ii) the Market Value of such Asset, (iii) the purchase price committed by the related Approved Investor, if applicable, as evidenced by the related Purchase Commitment, or (iv) the purchase price paid by Seller for such Asset. For the sake of clarity, the Purchase Price for each Mortgage-Backed Security subject to a Transaction pursuant to Section 3.8 shall be the same Purchase Price that was paid for the Purchased Mortgage Loans backing such Mortgage-Backed Security. For Pooled Mortgage Loans, the Purchase Price shall be the Type Purchase Price Percentage multiplied by the Takeout Price.

Trade Assignment: An assignment to Buyer or its designee of a forward trade between an Approved Investor and Seller with respect to one or more Purchased Assets or related Mortgage-Backed Security, in each case in substantially the form of Exhibit N hereto or in a form acceptable to Buyer and its designee, as applicable, together with the related Purchase Commitment that has been fully executed, is enforceable and is in full force and effect and confirms the details of such forward trade.

14.2 deleting clause (d) of the definition of “Insolvency Event” in its entirety and replacing it with the following:

(d) involuntary proceedings or an involuntary petition shall be commenced or filed against such Person under any bankruptcy, insolvency or similar law or seeking the dissolution, liquidation or reorganization of such Person or the appointment of a receiver, trustee, custodian, conservator or liquidator for such Person or of a substantial part of the property, assets or business of such Person, or any writ, order, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of such Person, and such proceeding or petition shall not be dismissed, or such execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be.

14.3 deleting clause (i) of the definition of “Purchased Items” in its entirety and replacing it with the following:

(i) all mortgage and other insurance and all commitments issued by Insurers, the FHA, VA or RD, as applicable, to insure or guaranty any Purchased Asset, including, without limitation, all FHA Mortgage Insurance Contracts, VA Loan Guaranty Agreements and RD Loan Guaranty Agreements relating to such Purchased Assets and the right to receive all insurance proceeds and condemnation awards that may be payable in respect of the premises encumbered by any Mortgage; and all other documents or instruments delivered to Buyer in respect of the Purchased Assets;

14.4 deleting clause (b) of the definition of “Servicer Termination Event” in its entirety and replacing it with the following:

(b) Servicer becomes subject to any material penalties and/or sanctions by any Agency, HUD, FHA, VA or RD; or

14.5 deleting the definition of “USDA Loan Guaranty Agreement” in its entirety and all references thereto.

14.6 adding the following definitions in their proper alphabetical order:

RD: The United States Department of Agriculture Rural Development and any successor thereto.

RD Loan Guaranty Agreement: The obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor.

RD Regulations: The regulations promulgated by the RD under the Consolidated Farm and Rural Development Act of 1977; and other RD issuances relating to rural housing loans codified in the Code of Federal Regulations.

SECTION 15. Delivery of Trade Assignments. All references in the Existing Master Repurchase Agreement to deliver a Trade Assignment to Buyer shall be deemed to include Buyer’s designee, as applicable. Notwithstanding anything to the contrary contained in the Master Repurchase Agreement, Seller shall not be required to deliver a Trade Assignment to the Buyer so long as the applicable Pooled Mortgage Loan is subject to that certain Amended and Restated Joint Securities Account Control Agreement dated as of January 30, 2014 by and among Deutsche Bank National Trust Company, as securities intermediary, Seller, Buyer, UBS Real Estate Securities Inc., Credit Suisse First Boston Mortgage Capital LLC, Citibank, N.A., Morgan Stanley Bank, N.A. and Morgan Stanley Mortgage Capital Holdings LLC.

SECTION 16. Officer’s Certificate. Exhibit E to the Existing Master Repurchase Agreement is hereby amended and restated in its entirety as set forth on Annex I attached hereto.

SECTION 17. Representations and Warranties. Exhibit L to the Existing Master Repurchase Agreement is hereby amended by deleting paragraphs (f), (i), (n), (dd), (hh) and

(bbb) in their entirety and replacing them with the following:

(f) Validity of Mortgage Documents. The Mortgage Loan is evidenced by instruments acceptable to FHA, VA, RD, Fannie Mae, Freddie Mac or the Approved Investor, as applicable, given the type of Mortgage Loan. The Mortgage Loan Documents, Other Mortgage Loan Documents and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan, and all signatures thereon, are genuine, and each such document is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as may be limited by bankruptcy or other laws affecting the enforcement of creditor’s rights generally, and there are no rights of rescission, set-offs, counterclaims or other defenses with respect thereto. All parties to the Mortgage Loan Documents, Other Mortgage Loan Documents and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, had legal capacity to enter into the Mortgage Loan and to execute and deliver any such instrument or agreement and such instrument or agreement has been duly and properly executed by such related parties. Seller has reviewed all of the documents constituting the Mortgage Loan File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. To the best of Seller’s knowledge, except as disclosed to Buyer in writing, all tax identifications and property descriptions are legally sufficient; and tax segregation, where required, has been completed.

(i) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to Custodian; provided, that none of the payment terms, interest rate, maturity date or other material terms have been impaired, waived, altered or modified in any respect. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage Loan File delivered to Custodian.

(n) Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby. There is no homestead or other exemption or other right available to the Mortgagor or any other person, or restriction on Seller or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of Seller, Buyer or any servicer, subservicer or any successor servicer or successor subservicer to sell the related Mortgaged Property at a trustee’s sale or otherwise, or (z) the ability of Seller, Buyer or any servicer or any successor servicer to foreclose on the related Mortgage. The Mortgage Note and Mortgage are on forms acceptable to FHA, VA, RD, Freddie Mac or Fannie Mae.

(dd) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to FHA, VA, RD, Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(hh) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and Seller maintains such statement in the Mortgage Loan File.

(bbb) Government Mortgage Loans. With respect to each Government Mortgage Loan, (i) the FHA Mortgage Insurance Contract is in full force and effect, there exists no impairment to full recovery, and HUD is not entitled to be indemnified by the related mortgagee under FHA Mortgage Insurance and the VA Loan Guaranty Agreement or RD Loan Guaranty Agreement, as applicable, is in full force and effect to the maximum extent stated therein and there exists no impairment to full recovery pursuant to the terms of the applicable guaranty agreement, (ii) all necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA, the VA and the RD, respectively, to the full extent thereof, without surcharge, set-off or defense, (iii) such Government Mortgage Loan is insured, or eligible to be insured, pursuant to the National Housing Act or is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code, as applicable, (iv) with respect to each FHA insurance certificate, VA guaranty certificate or RD loan request for guaranty, Seller has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to such Loan, (v) Seller has no knowledge of any defenses, counterclaims, or rights of setoff affecting such Government Mortgage Loan or affecting the validity or enforceability of any private mortgage insurance or FHA Mortgage Insurance, VA loan guaranty or RD loan guaranty with respect to such Government Mortgage Loan, and (vi) Seller has no knowledge of any circumstance which would cause such Government Mortgage Loan to be ineligible for FHA Mortgage Insurance, a VA loan guaranty or RD loan guaranty, as applicable, or cause FHA, VA or RD, as applicable, to deny or reject the related Mortgagor’s application for FHA Mortgage Insurance, a VA loan guaranty or RD loan guaranty, respectively. Each Government Mortgage Loan was originated in accordance with the criteria of an Agency for purchase of such Government Mortgage Loans.

SECTION 18. Fees and Expenses. Seller hereby agrees to pay to Buyer, on demand, any and all reasonable out-of-pocket fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 19. Conditions Precedent. This Amendment shall become effective as of the date hereof upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of Buyer and Seller.

SECTION 20. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 21. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 22. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 23. GOVERNING LAW. THE AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., Buyer
By:	/s/ Adam Robitshek
Name:	Adam Robitshek
Title:	Vice President
CALIBER HOME LOANS, INC., Seller
By:	/s/ Stephen Smith
Name:	Stephen Smith
Title:	CFO

Signature Page to Amendment No. 3 to Master Repurchase Agreement

ANNEX I

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE

Period Ending: [INPUT PERIOD ENDING DATE]

Client Name: Caliber Home Loans, Inc.

I, [CFO], hereby certify that I am a duly elected Chief Financial Officer of Client and do further certify that the following are accurate, true and correct and may be relied upon by Bank of America, N.A. (“Bank of America”):

1.

Representations and Warranties: The representations and warranties made by Client under the Principal Agreements (as defined in the Master Repurchase Agreement by and between Bank of America and Client) are accurate and true on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, including, without limitation, the following:

(a)

Financial Condition. All financial statements of Client delivered to Bank of America fairly and accurately present the financial condition of the parties for whom such statements are submitted. The financial statements of Client have been prepared in accordance with GAAP consistently applied throughout the periods involved, and there are no contingent liabilities not disclosed thereby that would adversely affect the financial condition of Client. Since the close of the period covered by the latest financial statement delivered to Bank of America with respect to Client and as the date hereof, there has been no material adverse change in the assets, liabilities or financial condition of Client nor is Client aware of any facts that, with or without notice or lapse of time or both, would or could result in any such material adverse change. No event has occurred, including, without limitation, any litigation or administrative proceedings, and no condition exists or, to the knowledge of Client, is threatened, that (i) might render Client unable to perform its obligations under the Principal Agreements and all other documents contemplated thereby; (ii) would constitute a Potential Default or Event of Default; or (iii) might have a Material Adverse Effect with respect to Client.

(b)

Seller Solvent; Fraudulent Conveyance. Seller does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Seller or any of its assets. Seller is not transferring any Assets with any intent to hinder, delay or defraud any of its creditors.

2.

Compliance with Financial Covenants: Client is in full compliance with all of the financial covenants set forth in the Principal Agreements, and no Event of Default or Potential Default has occurred and is continuing.

3.	No Change in Executive Management: No change in the Executive Management has occurred.

4.

Consolidation, Merger, Sale of Assets and Change of Control: Seller has not, directly or indirectly, (a) wound up, liquidated or dissolved its affairs; (b) entered into any transaction of merger or consolidation with any Person; (c) conveyed, sold, leased or otherwise disposed of, or agreed to do any of the foregoing at any future time, all or substantially all of its property or assets; (d) formed or entered into any partnership, joint venture, syndicate or other combination which could have a Material Adverse Effect; or (e) allowed a Change of Control to occur with respect to Seller, without prior written consent of Buyer; unless otherwise permitted pursuant to the terms of the Principal Agreements.

5.	[Reserved]

6.

Loans to Officers, Employees and Shareholders: Seller has not, either directly or indirectly, without the prior written consent of Buyer, made any personal loans or advances to any officers, employees, shareholders, members, partners or owners of Seller in an aggregate amount exceeding [***] of Seller’s Tangible Net Worth; provided, however, that Seller shall be entitled to make a personal loan or advance to a majority shareholder, member, partner or owner of Seller without the prior written consent of Buyer provided that (i) a Potential Default or an Event of Default is not existing and will not occur as a result thereof and (ii) such loan or advance is clearly reflected on Seller’s financial reports provided to Buyer.

7.	[Reserved]

8.	[Reserved]

9.

Attachments: The following attachments and information contained therein are accurate and true in all respects and do not fail to include any information which is necessary to not make such attachments and the information contained therein misleading.

10.

Most Favored Nations: Client has provided all notices required under Section 9.16 of the Master Repurchase Agreement with respect to any new or amended, repurchase agreement, warehouse facility, or similar credit facility with any Person that provides more favorable terms with respect to any financial or other material covenants covering the same or similar matters set forth in Section 9.17 of the Master Repurchase Agreement.

REPORT/DOCUMENT	REQUIRED (if checked)
Monthly Financial Statements signed by an authorized officer for period ending [INPUT PERIOD ENDING DATE]	☒

List of Warehouse Banks with line size and Totals Outstanding. (Schedule A)	☒

Production Volume (Schedule A)	☒

Non-warehouse Indebtedness (Schedule B)	☒

11.

Financial Ratios: The following financial ratios are accurate and true and are calculated in accordance with the Master Repurchase Agreement and Transactions Terms Letter by and between Bank of America and Client as of the date hereof (please calculate and provide the information required for this table):

	Actual	Covenant
Tangible Net Worth: As of any date of determination, the Net Worth of Seller and its consolidated Subsidiaries, on a combined basis, determined in accordance with GAAP, minus (i) all intangibles determined in accordance with GAAP (including, without limitation, goodwill, capitalized financing costs and capitalized administration costs but excluding originated and purchased mortgage servicing rights); (ii) any and all advances to, investments in and receivables held from Affiliates and (iii) Restricted Cash.	[INPUT TANGIBLE NET WORTH]	$[***]

Liquidity: As of any date of determination, the sum of (a) Seller’s unrestricted and unencumbered cash and Cash Equivalents and (b) with respect to Seller, the balance in the Over/Under Account exclusive of funds held due to a Margin Deficit or Margin Call.	[INPUT AMOUNT]	Greater than $[***]

Leverage Ratio: Maximum ratio of Total Liabilities to Tangible Net Worth.	[INPUT RATIO]	[***]

Profitability: For any period, the Seller’s pre-tax net income for such period as determined in accordance with GAAP excluding the fair value adjustment to mortgage servicing rights.	[YES or NO]	YES

Payment of Dividends: If a Potential Default or an Event of Default has occurred and is continuing or will occur as a result of such payments, Seller shall not pay any dividends or distributions with respect to any capital stock or other equity interests in Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller.	[YES or NO]	YES

Covenant Calculation Worksheet:

TNW Calc	[INPUT DATE]		Notes
GAAP Equity	[INPUT AMOUNT]		A
Less: Intangibles Determined in Accordance with GAAP	[INPUT AMOUNT]
Less: advances to, investments in and receivables from Affiliates	[INPUT AMOUNT]
Less: Restricted Cash (excl Bank of America O/U)	[INPUT AMOUNT]
Covenant TNW	[INPUT AMOUNT	]	A
Covenant Liquidity – Amount	[INPUT AMOUNT]		B
Total Liabilities on Balance Sheet	[INPUT AMOUNT	]
Plus: Off Balance Sheet Liabilities	[INPUT AMOUNT]
Adjusted Total Liabilities for Leverage Calc	[INPUT AMOUNT	]	C
Leverage Ratio	[INPUT RATIO	]	=C/A

12.

Capitalized Terms: All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in that certain Master Repurchase Agreement by and between Bank of America and Client.

13.	Repurchase/Indemnification Issues Exposure with All Approved Investors or Insurers Including Bank of America:

*

information can be provided in the following table or in form and substance mutually agreeable to the parties and should only be provided to the extent (i) the unpaid principal balance of the mortgage loan(s) subject to such demand(s) is equal to or greater than $[***] or (ii) the demanded indemnification amount(s) is equal to or greater than $[***].

Repurchases	UPB	# of Loans	Billable / Actual or Estimated Losses
Open repurchase requests (Note 1)	[INPUT ACTUAL]	[INPUT ACTUAL]	[INPUT ACTUAL]

Open repurchases that are being contested	[INPUT ACTUAL]	[INPUT ACTUAL]	[INPUT ACTUAL]

Repurchases settled in 2011	[INPUT ACTUAL]	[INPUT ACTUAL]	[INPUT ACTUAL]

Repurchases settled in 2012	[INPUT ACTUAL]	[INPUT ACTUAL]	[INPUT ACTUAL]

Repurchases settled YTD in 2013	[INPUT ACTUAL]	[INPUT ACTUAL]	[INPUT ACTUAL]

Repurchase Settlement Method - Loan Settlements YTD
All Other Investors	Total # of Loans	Indemnifications ($)	Cash ($)	Payment Installment Plan ($)	Volume Commitment (%) or ($)
	[INPUT ACTUAL]	[INPUT ACTUAL]	[INPUT ACTUAL]	[INPUT ACTUAL]	[INPUT ACTUAL]

Describe Settlement Terms, Duration and etc.:

Describe notice of any voluntary termination of Seller’s licensing or eligibility with a Governmental Authority or Agency, in any respect, as an approved or licensed lender, seller, mortgagee or servicer:

Describe any judgments or decrees for the payment of money that have been entered against Seller or any of its Subsidiaries involving a liability of $[***] or more and all such judgments or decrees shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal within [***] after entry thereof:

Note 1: If you have a detailed schedule of loans subject to repurchases that includes the investor requesting, reason for repurchases, origination date, loan characteristics such as LTV, lien position, occupancy etc., and valuation method if you have estimated your loss exposure, please attach it with this table.

Loan Loss Reserve balance as of date of Financial Statements	[INPUT ACTUAL]
Balance Sheet account in which Loan Loss Reserve is recorded	[INPUT NAME]
Quarterly Warehouse Aging Report of all WH providers.	Y/N

14.	Servicing Portfolio:

*	information can be provided in the following table or in form and substance mutually agreeable to the parties

	[INPUT DATE]	Notes
Servicing Portfolio UPB	[INPUT AMOUNT]
Sub-Servicer (If Applicable)	[ENTITY NAME]
Value of Servicing Rights	[INPUT AMOUNT]
Most Recent Valuation Date	[INPUT DATE]
Third Party Conducting Valuation	[ENTITY NAME]
Midpoint of MSR Valuation	[INPUT AMOUNT]
Weighted Average Servicing Fee (WASF)	[INPUT AMOUNT]
Weighted Average Coupon Rate	[INPUT AMOUNT]

IN WITNESS WHEREOF, the undersigned has hereunto signed his/her name on ________________,

201__.

By:
Name:	[CFO]
Title:	Chief Financial Officer

*	TO THE EXTENT CLIENT IS UNABLE TO MAKE THE CERTIFICATIONS REQUIRED HEREIN, PLEASE ATTACH A SEPARATE SHEET DETAILING THE REASONS

Schedule A

List of Warehouse Banks with line size and Totals outstanding as of period end (including off balance sheet debt and repurchase financing):

*	information can be provided in the following table or in form and substance mutually agreeable to the parties

LENDER NAME	MATURITY	LINE SIZE	AMOUNT OUTSTANDING	RESTRICTED CASH
1) [INPUT NAME]	[INPUT DATE]	[INPUT AMOUNT]	[INPUT AMOUNT]	[INPUT AMOUNT]
2) [INPUT NAME]	[INPUT DATE]	[INPUT AMOUNT]	[INPUT AMOUNT]	[INPUT AMOUNT]
3) [INPUT NAME]	[INPUT DATE]	[INPUT AMOUNT]	[INPUT AMOUNT]	[INPUT AMOUNT]
4) [INPUT NAME]	[INPUT DATE]	[INPUT AMOUNT]	[INPUT AMOUNT]	[INPUT AMOUNT]
5) [INPUT NAME]	[INPUT DATE]	[INPUT AMOUNT]	[INPUT AMOUNT]	[INPUT AMOUNT]

Production Volume (in thousands)

*	information can be provided in the following table or in form and substance mutually agreeable to the parties

	Most Recent Month Ended [INPUT PERIOD]		Fiscal Year to Date Through End of most Recent Month Ended [INPUT PERIOD]
	$	# units	$	# units
Conv Conf	[INPUT AMOUNT]	[INPUT UNITS]	[INPUT AMOUNT]	[INPUT UNITS]
Govt.	[INPUT AMOUNT]	[INPUT UNITS]	[INPUT AMOUNT]	[INPUT UNITS]
Jumbo	[INPUT AMOUNT]	[INPUT UNITS]	[INPUT AMOUNT]	[INPUT UNITS]
Alt A/ Exp	[INPUT AMOUNT]	[INPUT UNITS]	[INPUT AMOUNT]	[INPUT UNITS]
Subprime	[INPUT AMOUNT]	[INPUT UNITS]	[INPUT AMOUNT]	[INPUT UNITS]
Seconds	[INPUT AMOUNT]	[INPUT UNITS]	[INPUT AMOUNT]	[INPUT UNITS]
Other	[INPUT AMOUNT]	[INPUT UNITS]	[INPUT AMOUNT]	[INPUT UNITS]
Total	[INPUT AMOUNT]	[INPUT UNITS]	[INPUT AMOUNT]	[INPUT UNITS]
% Retail ($)	[INPUT PERCENTAGE]		[INPUT PERCENTAGE]
% TPO ($)	[INPUT PERCENTAGE]		[INPUT PERCENTAGE]
% Correspondent ($)	[INPUT PERCENTAGE]		[INPUT PERCENTAGE]
% Refi ($)	[INPUT PERCENTAGE]		[INPUT PERCENTAGE]

Schedule B

*	information can be provided in the following table or in form and substance mutually agreeable to the parties

Non-warehouse Indebtedness As of : [INPUT Date]

LENDER NAME	Facility Type and Size*	Amount Committed**	Outstanding Indebtedness	Expiration Date
1)[INPUT NAME]	[INPUT AMOUNT]	[INPUT AMOUNT]	[INPUT AMOUNT]	[INPUT Date]
2)[INPUT NAME]	[INPUT AMOUNT]	[INPUT AMOUNT]	[INPUT AMOUNT]	[INPUT Date]
Total	[INPUT AMOUNT]	[INPUT AMOUNT]	[INPUT AMOUNT]

*	Please note if facility is a revolver, term loan, note, or other type of financing along with the facility size.
**	For credit facilities secured by MSR assets, please provide advance rate, i.e. 50% of MSR value up to facility size.